UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2/A

                                   Amendment 4


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
 Montana Acquisition Corporation (Name of small business issuer in its charter)

Delaware                               6770                      14-182-4753
(State or Jurisdiction     (Primary Standard Industrial      (I.R.S. Employer
of Incorporation or         Classification Code Number)      Identification No.)
Organization)

                         Montana Acquisition Corporation
                                 241 Morner Road
                           Rensselaer, New York 12144
                                 (518) 462-7879
          (Address and telephone number of principal executive offices)
                         Montana Acquisition Corporation
                                 241 Morner Road
                           Rensselaer, New York 12144
(Address of Principal place of business or intended principal place of business)

                            Whiteman Osterman & Hanna
                               One Commerce Plaza
                             Albany, New York 12260
                                 (518) 487-7600
                              Matthew P. Hoff, Esq.
           (Name, address, and telephone number of agent for service)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement and Prospectus.


If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


     We may amend this registration statement on such date or dates as may be necessary to delay its effective date until we file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on a date that the SEC, acting pursuant to said Section 8(a), may determine.

                         CALCULATION OF REGISTRATION FEE



Title of each class of           Amount to          Proposed             Proposed                   Amount of
securities to be                 be                 maximum              maximum                    registration fee
registered                       registered         offering price       aggregate offering
                                                    per unit (1)         price (1)
Shares of Common                 10,000             $4.00                $40,000
Stock ($.001 par value)

TOTAL                            10,000             $4.00                $40,000                    $10.56



(1)  Estimated for purposes of computing the  registration  fee pursuant to Rule
     457.

                   Part I. Information Required in Prospectus

                                TABLE OF CONTENTS


Prospectus summary...........................................................-1-
         The company.........................................................-1-
         The offering .......................................................-1-

Risk factors.................................................................-2-

Summary financial information................................................-5-

Your rights and substantive protection under rule 419........................-5-
         Deposit of offering proceeds and securities ........................-5-
         Acquisition criteria ...............................................-6-
         Post-effective amendment ...........................................-7-
         Reconfirmation offering ............................................-7-
         Release of securities and funds ....................................-7-

Dilution ....................................................................-8-

Use of proceeds..............................................................-9-

Capitalization..............................................................-11-

Proposed business...........................................................-11-
         Business combinations..............................................-14-
         Regulation.........................................................-16-
         Employees..........................................................-16-
         Facilities ........................................................-16-

Management..................................................................-16-
         Biographies    ....................................................-16-
         Other blank check companies .......................................-17-
         Conflicts of interest .............................................-17-
         Remuneration ......................................................-17-
         Management involvement ............................................-17-
         Management control ................................................-18-

Statement as to indemnification ............................................-18-

Market for the company's common stock ......................................-18-

Principal stockholders......................................................-19-

Description of securities...................................................-20-
         Common stock ......................................................-20-
         Future financing ..................................................-21-
         Reports to stockholders ...........................................-21-
         Dividends .........................................................-21-
         Transfer agent ....................................................-21-

Plan of distribution........................................................-22-
         Method of subscribing .............................................-23-

Expiration date.............................................................-23-

Litigation..................................................................-23-

Legal opinions..............................................................-23-

Experts  ...................................................................-23-

Further information.........................................................-24-

Financial statements as of December 31, 2000(audited).......................-25-

Interim Financial statements as of August 31, 2001 (reviewed)...............-33-

Information not required in prospectus......................................-42-
         Indemnification of directors and officers..........................-42-
         Expenses of issuance and distribution..............................-44-
         Recent sales of unregistered securities............................-45-
         Exhibits ..........................................................-45-
         Undertakings.......................................................-46-

Signatures..................................................................-47-

                                   Prospectus

                         Montana Acquisition Corporation
                            (A Delaware Corporation)

     Montana Acquisition Corporation is offering for sale 10,000 shares of $.001 par value common stock for $4.00 per share. We will sell the shares as a direct participation offering on an all or nothing basis for a period of up to one hundred eighty days (180) days. If we do not sell all 10,000 shares in this offering, the offering will be terminated, none of the shares will be sold, and any money invested in us will be returned without interest. The common stock is not listed on any national securities exchange or on any over the counter market. There is no trading symbol for the common stock. We will not use a professional underwriter or securities dealer.

     This is a "blank-check" offering being made in compliance with Rule 419 of Regulation C of the Securities and Exchange Commission. Under this rule, the offering proceeds and the securities to be issued to purchasers will be placed in an escrow account until the offering has been reconfirmed by our shareholders and a business combination or merger is consummated.

     We offer the securities for cash, payable when you subscribe. We will manage the offering and sell the shares without any discounts or other commissions through our President, Leslie M. Apple, according to the safe harbor provisions of Rule 3a(4)(1) of the Securities Exchange Act of 1934.

     Investing in our common stock involves substantial risks. See "Risk Factors" beginning on page 2. Neither the U.S. Securities and Exchange Commission nor the securities commission of any state has approved or disapproved these securities, nor have they passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. Prior to this offering, there has been no public market for the common stock of Montana. There is no assurance that any trading market in these securities will ever develop.

                                Underwriting Discounts       Maximum Proceeds
             Price to Public     and Commissions              to Issuer
Per Share          $4.00              n/a                         $4.00
Total              $4.00              n/a                         $40,000

     We have filed a registration statement relating to these securities with the Securities and Exchange Commission. The information in this prospectus is not complete and may change. We will not sell these securities until the registration statement is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy in any state where the offer or sale is not permitted.

               The date of this Prospectus is _____________, 2001.

                      Dealer prospectus delivery obligation

     Until 90 days after the date when the funds and securities are released from the escrow account, all dealers effecting transactions in the shares, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters to their unsold allotments or subscriptions.

                               Prospectus Summary
                         Montana Acquisition Corporation
                                 241 Morner Road
                           Rensselaer, New York 12144

The company

     Montana Acquisition Corporation was organized under the laws of the State of Delaware on June 9, 2000. We are a development stage entity, and have neither engaged in any operations nor generated any revenues to date.

     Montana was organized as a vehicle to acquire or merge with another business or company. This type of company is referred to as a "blank check company" as defined in Rule 419 of Regulation C under the Securities and Exchange Act of 1933.

     We have not yet identified any specific business or company as acquisition or merger target.

     Our offices are located at 241 Morner Road, Rensselaer, New York 12144. Our telephone number is (518) 462-7879.

The offering

Securities offered...............................10,000 Shares of Common Stock,
                                                         $.001 par value, being
                                                    offered at $4.00 per Share.
                                              (See "Description of Securities".)

Shares of Common Stock outstanding
prior to the offering....................................................25,000

Shares of Common Stock to be outstanding
after the offering.......................................................35,000

                                  Risk factors

     There is a high degree of risk associated with an investment in our common stock. You should know that our business, financial condition or results of operations, and especially, that of any business we acquire, could be materially and adversely affected by any of the following risks. Consequently, the shares we are offering should be purchased only by investors who can afford to lose their entire investment. Carefully consider these factors before considering the purchase of the shares.


     1. Management is likely to change after a merger and the new management could lack the experience or qualification necessary to make the business successful. Once we merge with or acquire another business, we anticipate that we will have to issue to that entity an amount of our common stock which will comprise a majority of the issued and outstanding shares of our common stock. This will likely result in a change of control in Montana. In addition, Montana's present officer and director will likely resign or be removed. We cannot assure you of the experience or qualification of new management either in the operation of our activities or in the operation of the business, assets or property being acquired.

     2. We are a development stage company with no record for you to evaluate, and we may fail or be unprofitable. Montana was incorporated in the State of Delaware on June 9, 2000 and has had no operations to date. Since we have not yet attempted to seek a business combination, and due to our lack of experience, there is only a limited basis upon which to evaluate Montana's prospects for achieving its intended business objectives.

     3. The money you invest in us will be escrowed without interest and you will have no access to your money for up to 18 months until management finds a company with which to merge and a majority of the investors approve the proposed merger. You will have no right to the return or the use of your money and you cannot earn interest on it until conclusion of the offering. Investors will be offered return of their pro rata portion of the funds held in escrow only in connection with the reconfirmation offering. If Montana is unable to find an acquisition or merger target, you will have to wait 18 months from the effective date before a pro rata portion of your money is returned without interest.

     4. We will not be able to consummate an acquisition or merger unless at least 80% of the shares purchased in this offering reconfirm their investment. Under Rule 419, investors representing 80% of the maximum offering proceeds must reconfirm their investments in order for us to merge with or acquire a business. Otherwise, the business combination will not be consummated, none of the securities held in escrow will be issued and the escrowed funds will be returned to investors on a pro rata basis.

     5. Once the securities are issued and for so long as they are in escrow, you will be unable to sell your stock and liquidate your investment. No transfer or disposition of the escrowed securities is permitted except by will or the laws of descent and distribution, or under a qualified domestic relations order as that term is defined by the Internal Revenue Code of 1986, or Title 7 of the Employee Retirement Income Security Act. Any contract which obligates you to deliver the securities, for example, a contract for sale on a "when as" and "if used" basis, is prohibited. You also may not sell any interest in the securities or any derivative securities whether or not physical delivery is required.


     6. Because there may not be a public market for the shares you buy, you may not be able to liquidate your investment. There is no present market for our common stock and we cannot assure you that any active and liquid public trading market will develop after the securities are released from escrow. Therefore, you may find it difficult to sell your shares. To date, we have not asked any broker dealer to act as a market maker for our common stock. We do not intend to seek a market maker for our common stock until you and other investors reconfirm your investments in this offering and we enter into an acquisition or merger. We may fail to complete a merger, in which case your investment will produce no return.

     7. Because of our limited financial resources and management's limited experience, we are at a competitive disadvantage in seeking business combinations. Many established and well- financed entities, including venture capital firms, have recently increased their merger and acquisition activities. Nearly all of them have significantly greater financial resources, technical expertise and managerial capabilities than we do. Also, we will be competing with a large number of other small, blank check companies. In relation to others, we are an insignificant participant in the business of seeking business combinations. Montana has no market research concerning the feasibility of a business combination with a specific target business. Therefore, management is not sure that market demand exists for an acquisition or merger.

     8. Because our officer and director will devote limited time to the affairs of Montana Acquisition Corporation, he may miss opportunities that he may otherwise have found had he been spending all of his time on the business of Montana. Our officer and director is engaged in business activities outside of Montana, and will devote only approximately 5% of his time to our affairs. His priority will be his responsibilities in his full-time occupation. Additionally, he has limited experience in the business activities in which we intend to engage.

     9. Montana's management may face conflicts resulting from involvement in other businesses resulting in missed opportunities that may otherwise be available to Montana. Because our director and officer is primarily engaged in business outside Montana, he may have a conflict of interest between our pursuit of business combinations and his outside business interests. Additionally, he may promote other blank check companies in the future. If he does, a potential conflict of interest may occur in that he may have a limited number of combination candidates available and may make decisions regarding business combinations that favor one blank check company over another.

     10. There are possible disadvantages of an investment in a blank check offering and you may be investing on terms which may ultimately be less favorable than making an investment directly in a company with a specific business. For example, blank check offerings limit your access to your funds, prevent transfer of the securities, and impose other restrictions that adversely affect your investment. Also, if we combine with an operating entity, your investment in us is likely to be immediately and substantially diluted. Although there is no way of knowing the exact amount of dilution, it is likely to be substantial, even more than 80%. An investment directly in an operating company would reduce the risk of such a drastic dilution as you would be investing in an entity that already is a public company and has no need to merge to go public.


     11. We could be subject to regulation as an "investment company" in which case we would be required to restrict the nature of our investments and the issuance of securities, diminishing the probability of our success. The Investment Company Act of 1940 was enacted principally for the purpose of regulating vehicles for pooled investments in securities and extends generally to companies primarily in the business of investing, reinvesting, owning, holding or trading securities. However, it may also apply to a company which does not intend to be characterized as an investment company but which, nevertheless, engages in activities which may be deemed to be within the definition of the scope of certain provisions of the Investment Company Act.

     The net proceeds of this offering may be invested primarily in certificates of deposit, interest bearing savings accounts or government securities. In the event Montana is deemed to be an investment company, we may be subject to certain restrictions relating to our activities, including restrictions on the nature of our investments and the issuance of securities. We believe we will not be subject to regulation under the Investment Company Act of 1940, however, we have obtained no formal determination from the Securities and Exchange Commission as to the status of Montana under the Investment Company Act of 1940.

     12. A merger could be taxable which would deplete the amount of cash available to our merger target and may hamper its ability to succeed. Presently, a qualified reorganization between business entities will generally not be taxable for the parties to the transaction. While we expect to undertake any merger or acquisition so as to minimize federal and state tax consequences, we cannot assure you that such a transaction will meet the statutory requirements of a reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non- qualifying reorganization could result in the imposition of both federal and state taxes which may have a substantial adverse effect on Montana.

     13. You and other investors in this offering will not have sufficient shares to control Montana. Because our present officer, director, and sole shareholder controls Montana, he could direct Montana in ways investors may not perceive to be in their best interests. After the offering is complete, the present shareholder of Montana will have continuing control of Montana, and will be able to elect all of our directors and officers, and control our affairs and operations.

     14. Insiders could purchase shares thereby reducing or even eliminating your ability to affect the outcome of the 80% required reconfirmation. Our officer, director, current shareholder and any of his affiliates or associates may purchase shares offered in this offering. Those who do purchase shares will likely vote to reconfirm a proposed business combination.

     15. Because we may be subject to the "penny stock" rules, it may be difficult for you to sell your shares and liquidate your investment. Transactions in "penny stocks" are regulated by certain rules adopted by the Securities and Exchange Commission. With some exceptions, penny stocks generally are equity securities with a price of less than $5.00. Under the penny stock rules, a broker-dealer planning a transaction in a penny stock must provide the customer with extensive disclosure documents. These disclosure requirements may reduce the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If our common stock becomes subject to the penny stock rules, you may find it more difficult to sell your shares.


                          Summary financial information

     The following is a summary of our consolidated financial information. It is derived from our interim financial statements appearing elsewhere in this prospectus and should be read in conjunction with those statements. Montana was incorporated on June 9, 2000 and since the date of its incorporation, its activities have been limited to filing this registration statement and other activities specifically related to filing this registration statement.


Statement of Operations Data:

         Net Revenues ...........................................    $     30
         Net Loss ...............................................    $(37,550)
         Net Loss Per Share .....................................    $  (1.50)

         Shares Outstanding .....................................      25,000

                              As of August 31, 2001


Balance Sheet Data:

         Working Capital ........................................    $(35,050)
         Total Assets ...........................................    $  2,530
         Long Term Debt .........................................    $    -0-
         Total Liabilities ......................................    $ 37,580
         Shareholders' Equity (Deficit) .........................    $(35,050)


Your rights and substantive protection under rule 419

Deposit of offering proceeds and securities

     Rule 419 requires that offering proceeds after deduction for underwriting commissions, underwriting expenses and dealer allowances, if any, and the securities purchased by investors in this offering, be deposited into an escrow or trust account. Under Rule 419, the escrowed funds and securities will be released to Montana and to the investors, only after Montana has met the following three basic conditions.

     o First, we must execute an agreement for an acquisition meeting certain prescribed criteria.

     o Second, we must file a post-effective amendment to the Registration Statement which gives you the opportunity to reconfirm your investment. The post-effective amendment must also contain information regarding the acquisition candidate and its business, including audited financial statements.

     o Third, we must conduct the reconfirmation offer and satisfy all of the prescribed conditions, including the condition that a certain minimum number of investors must elect to remain investors.

     After we submit a signed representation to the escrow agent that these conditions of Rule 419 have been met and after the acquisition or merger is consummated, the escrow agent can release the escrowed funds and securities.

     Accordingly, Montana has entered into an escrow agreement with Capital Bank & Trust Company which provides that:

     (1) The proceeds will be deposited into the escrow account promptly upon receipt. Rule 419 permits 10% of the escrowed funds to be released to Montana before the reconfirmation offering. We will not, however, request release of these funds. The escrowed funds and any dividends or interest they earn, if any, are to be held for the sole benefit of the investors and can only be invested in bank deposits, in money market mutual funds or federal government securities or securities for which the principal or interest is guaranteed by the federal government.

     (2) All securities issued in connection with the offering and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends or similar rights are to be deposited directly into the escrow account promptly upon issuance. The identity of the investor is to be included on any stock certificate or other document evidencing the securities. The securities held in the escrow account will remain as issued, and will be held for the sole benefit of the investors who retain the voting rights, if any, with respect to the securities held in their names. The securities held in the escrow account may not be transferred or disposed of, nor may any interest be created in them other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, or Table 1 of the Employee Retirement Income Security Act.

     (3) Warrants, convertible securities or other derivative securities, if any, relating to securities held in the escrow account may be exercised or converted in accordance with their terms; provided that, however, the securities received upon exercise or conversion together with any cash or other consideration paid in connection with the exercise or conversion are to be promptly deposited into the escrow account.

Acquisition criteria

     Rule 419 requires that before the funds and the securities in the escrow account can be released, we must first execute an agreement to acquire an acquisition candidate that meets certain specified criteria. The agreement must provide for the acquisition of a business or assets whose fair value represents at least 80% of the maximum proceeds of this offer. The agreement must include, as a precondition to closing, a requirement that a number of investors sufficient to consummate a business combination meeting the specified criteria proceeds must elect to reconfirm their investment. For purposes of the offering, the fair value of the business or assets to be acquired must be at least $32,000.

Post-effective amendment

     Once we execute the agreement to acquire or merge with a business that meets the above criteria, we must update the registration statement with a post-effective amendment. The post- effective amendment must contain information about the proposed acquisition or merger candidate and its business, including audited financial statements, the results of this offering and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer required by Rule 419. The reconfirmation offer must include certain prescribed conditions which must be satisfied before the offering proceeds and securities can be released from escrow.

Reconfirmation offering

     The reconfirmation offer must commence after the effective date of the post-effective amendment. Under Rule 419, the terms of the reconfirmation offer must include the following conditions:

     (1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within 5 business days after the effective date of the post-effective amendment.

     (2) Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor.

     (3) If Montana does not receive written notification from any investor within 45 business days following the effective date, the pro rata portion of the funds (and any related interest or dividends) held in the escrow account on the investor's behalf will be returned to the investor within 5 business days by first class mail or other equally prompt means.

     (4) The acquisition or merger will be consummated only if a sufficient number of investors elect to reconfirm their investment.

     (5) If we have not consummated an acquisition or merger within 18 months from the date of this prospectus, the funds held in the escrow account shall be returned to all investors on a pro rata basis within 5 business days by first class mail or other equally prompt means.

Release of securities and funds

     The funds will be  released to us, and the  securities  will be released to you and other investors after the escrow agent has received a signed representation from Montana and any other evidence acceptable by the escrow agent that:

o    We have executed an agreement for an acquisition or merger;

o The fair market value of the acquisition or merger candidate represents at least 80% of the maximum offering proceeds;

o    We have filed the required post-effective amendment;

o The post-effective amendment has been declared effective, that the mandated reconfirmation offer having the conditions prescribed by Rule 419 has been completed and that Montana has satisfied all of the prescribed conditions of the reconfirmation offer.

                                    Dilution

     The net tangible book value of Montana as of August 31, 2001 was $(1.50) per share. Net tangible book value is the net tangible assets of the company (generally, total assets less total liabilities). The public offering price per share is $4.00. The pro forma net tangible book value per share after the offering will be $0.07. Therefore, the shares purchased by investors in this offering will be diluted $3.93. As of August 31, 2001, there were 25,000 shares of Montana's common stock outstanding. Dilution represents the difference between the public offering price and the pro forma net tangible book value per share immediately after the completion of the public offering. The following table illustrates this per share dilution to be experienced by investors in the offering:

Public offering price per share                                          $ 4.00
Net tangible book value per share before offering                        $(1.50)
Pro forma net tangible book value per share after offering               $ 0.07
Increase per share attributable to purchases in this offering            $ 1.57
Dilution to public investors                                             $ 3.93

                                        Money Received for Shares               Net Tangible Book Value Per
# Shares Before Offering                Before Offering                         Share Before Offering
------------------------                ---------------                         ---------------------
25,000                                  $2,500                                  $ (1.50)


Total # of Shares After                 Total Amount of Money                   Pro Forma Net Tangible
Offering                                Received For Shares                     Book Value Per Share After Offering
--------                                -------------------                     -----------------------------------
35,000                                  $42,500                                 $ 0.07


Pro Forma Net Tangible                  Net Tangible Book Value Per             Increase Per Share Attributed
Book Value Per Share After Offering     Share Before Offering                   To Shares Offered Hereby
-----------------------------------     ---------------------                   ------------------------
$ 0.07                                  $ (1.50)                                $1.57


                                        Pro Forma Net Tangible
                                        Book Value Per Share After
Public Offering Price Per Share         Offering                                Dilution to Public Investors
-------------------------------         --------------------------              ----------------------------
$4.00                                   $ 0.07                                  $3.93


     As of the date of this prospectus, the following table sets forth the percentage of equity to be purchased by public investors in this offering compared to the percentage of equity to be owned by the present stockholder, and the comparative amounts paid for the shares by the public investors as compared to the total consideration paid by the present stockholder of Montana.

                                                 Approx. % Total
                         Shares                  Shares                  Total                    Approx. % Total
Stockholders             Purchased               Outstanding             Consideration            Consideration
------------             ---------               -----------             -------------            -------------
New Investors            10,000                  29                      $40,000                  29%

Existing                 25,000                  71                      $2,500                   71%
Stockholder

                                 Use of proceeds


     The gross proceeds of this offering will be $40,000. Under Rule 419 under the Securities Act and under the escrow agreement, after all of the shares are sold, 10% of the deposited funds ($4,000) may be released from escrow to Montana. However, we will not request release of this 10%. After we complete a business combination and after the shareholders reconfirm their investment in our common stock, $40,000 plus any dividends received, but less any portion disbursed to Montana and less any amount returned to investors who did not reconfirm their investment, will be released to Montana.


                                     Approximate               Percentage
                                     Amount                    Total

Escrowed funds pending
business combination                 $40,000                    100%


The amount of the escrowed funds shown above represents the gross proceeds of the offering and does not reflect the estimated $39,300.56 of offering expenses which must be paid out of the gross proceeds upon the release of the excrowed funds. Thus, the amount available to Montana will be substantially less than the amount of escrowed funds shown above.

     The expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:


                    Escrow Fee ................   $ 1,000.00
                    Securities and Exchange
                    Commission Registration Fee   $    10.56
                    Legal Fees ................   $35,000.00
                    Accounting Fees ...........   $ 1,840.00
                    Printing and Engraving ....   $   100.00
                    Blue Sky Qualification
                    Fees and Expenses .........   $   350.00
                    Miscellaneous .............   $ 1,000.00
                    Transfer Agent Fee ........   $        0

                    TOTAL .....................   $38,300.56

     If we sell less than the full amount of shares under this offering, there is a risk that we may not have the necessary funds for a business combination. Therefore all 10,000 shares offered in this offering must be sold or this offering will be terminated and no attempt to enter in a business combination will be made. If all 10,000 shares are sold, we will attempt to enter into a business combination however, even if all 10,000 shares are sold, there is no assurance that a business combination will be entered into. Montana is not presently engaged in any business operations. We have no current source of income and do not expect to earn any income before we merge with a target company. Therefore, we are relying on the proceeds of this offering to pay the expenses of the offering and fund our search for a target. If those expenses exceed the offering proceeds, present management will pay all such cost overruns, and will not limit or cap its willingness to pay them.


     We do not intend to advertise or promote Montana. Instead, our management will actively search for potential target businesses. If we decide to advertise (in the form of an ad in a legal publication) to attract a target business, the cost of that advertising will be assumed by management.

     Once we enter into a merger or acquisition, we anticipate that there will be a change in the management. New management may decide to change the policies regarding use of any excess proceeds of this offering remaining after the expenses of the offering are paid. Montana's present management anticipates that these excess proceeds, if any exist, will be used by the post-merger management at its sole discretion. No compensation will be paid or due or owing to our present officer and director for any services performed, nor may he condition a target's selection upon payment or consideration of payment of compensation, a finder's fee or any other remuneration.. Further, after we complete a merger or acquisition, our present officer and director may not accept compensation, a finder's fee, or any other remuneration from post-merger management We are not presently considering any outside individual for a consulting position; however, we cannot rule out the need for outside consultants in the future. No decisions have been made as to payment of these consultants.

     Present management of Montana will not borrow funds and use either our working capital or the escrowed funds as security. Once the escrowed funds are released from escrow, post-merger management may loan the proceeds remaining, if any exist, after the expenses of the offering are paid, borrow funds and use the excess proceeds as security, or may otherwise use the excess proceeds as it sees fit.

     The proceeds received in this offering will be put into the escrow account pending consummation of a business combination and reconfirmation by investors. The funds will be placed in an interest bearing account by
________________________.

Capitalization

     The following table sets forth the capitalization of Montana as of August 31, 2001, and as adjusted to give effect to the sale of all of the Shares offered by Montana.


                                                                      Actual
Long-term debt                                                        $  0

Stockholders' equity: Common stock, $.001 par value; authorized       $ 25
50,000 shares, issued and outstanding 25,000 shares

Additional paid-in capital                                            $ 2,475

Deficit accumulated during the development stage                      $ 37,550

Total capitalization                                                  $ (35,050)


                                Proposed business

History and organization

     Montana Acquisition Corporation was organized under the laws of the State of Delaware on June 9, 2000. Since inception, the primary activity of Montana has been directed to organizational efforts and obtaining initial financing. Montana was formed as a vehicle to pursue a business combination. We have not engaged in any preliminary efforts intended to identify possible merger or acquisition candidates and have neither conducted negotiations concerning, nor entered into a letter of intent concerning any such transaction.

     Our initial public offering will comprise 10,000 shares of common stock at a purchase price of $4.00 per share.

     We are filing this registration statement in order to effect a public offering for our securities.

Plan of operation

     Montana was organized for the purposes of creating a corporate vehicle to seek, investigate and, if such investigation warrants, engage in business combinations presented to it by persons or firms who desire to employ Montana's funds in their business or to seek the perceived advantages of a publicly-held corporation. Our principal business objective will be to seek long-term growth potential in a business combination venture rather than to seek immediate, short-term earnings. We will not restrict our search for merger or acquisition candidates to any specific business, industry or geographical location.


     Neither Montana's officer and director, nor any of his affiliates or associates has had any preliminary contact or discussions with and there are no present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger transaction contemplated in the prospectus.

     We do not currently engage in any business activities which provide any cash flow. The costs of identifying, investigating, and analyzing business combinations will be paid with money in our treasury. The expenses of operating for up to 18 months while searching for a merger target will be borne by present management without limitation. You and other shareholders will most likely not have the opportunity to participate in any of these decisions. Our proposed business is sometimes referred to as a "blank check" company because investors will entrust their investment monies to our management before they have a chance to analyze any ultimate use to which their money may be put. Although substantially all of the proceeds of this offering are intended to be used generally to effect a business combination, the proceeds are not otherwise being designated for any specific purposes and any remaining proceeds after payment of the expenses of the offering and payment of the expenses incurred in effecting a business combination may be used by post-merger management in any way it sees fit. Under to Rule 419, you will have an opportunity to evaluate the specific merits or risks of only the merger or acquisition that management decides to enter into. Cost overruns will be borne by present management. There is no limit or cap on the cost overruns that present management is willing to bear.


     We may seek a business combination with firms which:

     o    have recently commenced operations;

     o are developing companies in need of additional funds for expansion into new products or markets;

     o    are seeking to develop a new product or service; or

     o are established businesses which may be experiencing financial or operating difficulties and are in need of additional capital.

     A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which wants to establish a public trading market for its shares. Such a company may choose this transaction to avoid what it may deem to be adverse consequences of undertaking a public offering itself, such as time delays, significant expense, loss of voting control and compliance with various federal and state securities laws.

     We will not acquire or merge with another company unless the fair market value of that company represents 80% of the maximum offering proceeds. To determine the fair market value of a target business, our management will examine the audited financial statements of any candidate, focusing attention on the potential target business's assets, liabilities, sales and net worth. In addition, management will participate in a personal inspection of any potential target business. If we determine that the financial statements of a proposed target business do not clearly indicate that the fair market represents at least 80% of the offering proceeds, we will obtain an opinion from an investment banking firm with respect to the satisfaction of that criteria.

     Based upon management's experience with and knowledge of blank check companies, the probable desire on the part of the owners of target businesses to assume voting control over Montana will almost assure that we will combine with just one target business. Management also anticipates that after the combination, control of Montana will change and will most likely result in the resignation or removal of our present officer and director. Montana's officer and director has had no preliminary contact or discussions with any representative of any other entity regarding a business combination. Accordingly, any candidate that is selected may be a financially unstable company or an entity in its early stage of development or growth (including entities without established records of sales or earnings).

     Montana will become subjected to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may combine with an entity in an industry characterized by a high level of risk, and although management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all significant risks.

     We anticipate that we will be able to effect only one business combination, due primarily to our limited financing, and the dilution of interest for our present and prospective shareholders, which is likely to result from a merger or acquisition. This lack of diversification should be considered a substantial risk in investing in Montana because it will not permit Montana to offset potential losses from one venture against gains from another.

     We anticipate that the selection of an acquisition or merger target will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries, and shortages of available capital, management believes that there are numerous firms seeking even the limited additional capital which we will have and/or the benefits of a publicly traded corporation. The perceived benefits of a publicly traded corporation may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for the principals of a business, creating a means for providing incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders, and other factors. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Evaluation of business combinations

     Our sole officer and director, who is not a professional business analyst, will oversee the analysis of business combinations. He intends to concentrate on identifying preliminary prospective business combinations through present associations. In analyzing prospective business combinations, he will consider the following factors:

     o    the available technical, financial, and managerial resources;

     o    working capital and other financial requirements;

     o    history of operation, if any;

     o    prospects for the future; nature of present and expected competition;

     o the quality and experience of management services which may be available and the depth of that management;

     o    the potential for further research, development, or exploration;

     o specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of Montana;

     o    the potential for growth or expansion;

     o    the potential for profit;

     o the perceived public recognition or acceptance or products, services, or trades;

     o    name identification

     The officer and director of Montana will meet personally with management and key personnel of the firm sponsoring the business opportunity as part of his investigation. To the extent possible, we intend to utilize written reports and personal investigation to evaluate the above factors.

     Since Montana will be subject to Section 13 or 15 (d) of the Securities Exchange Act of 1934, we will have to furnish certain information about significant acquisitions, including audited financial statements for the target(s) acquired, covering one, two or three years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as these reporting requirements are applicable. In the event our obligation to file periodic reports is suspended under Section 15(d), we intend to voluntarily file such reports.

     We anticipate that any business combination will present certain risks. Many of these risks cannot be adequately identified prior to selection. Therefore, you must depend on the ability of management to identify and evaluate such risks. In the case of some of the potential merger or acquisition targets available to Montana, we anticipate that the promoters of those businesses have been unable to develop a going concern or that the business is in its development stage in that it has not generated significant revenues from its principal business activity. There is a risk, even after we merge with or acquire such a business, that the combined enterprises will still be unable to become a going concern or advance beyond the development stage. Many of the combinations may involve new and untested products, processes, or market strategies which may not succeed. Such risks will be assumed by Montana and, therefore, its shareholders.

Business combinations

     In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may also purchase stock or assets of an existing business.

     Any merger or acquisition effected by Montana could have a significant dilutive effect on the percentage of shares held by Montana's then-shareholders, including purchasers in this offering. When we combine with a target business, the target business will have significantly more assets than we do. Therefore, management plans to offer a controlling interest in Montana to the target business. While we can't predict the actual terms of a transaction, we expect that the parties will want to avoid the creation of a taxable event by structuring the acquisition in a so-called "tax-free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code of 1986. In order to obtain tax-free treatment under the Code, the owners of the target business may have to own 80% or more of the voting stock of the surviving entity. In that event, the shareholders of our company, including investors in this offering, would retain less than 20% of the issued and outstanding shares of the surviving entity, which would mean significant dilution in the equity of those shareholders. Management of Montana may choose this type of transaction. In addition, Montana's director and officer may, as part of the terms of the acquisition transaction, resign those positions. (See "Risk Factors" and "Dilution").


     Management will not actively negotiate or otherwise consent to the purchase of any portion of their common stock as a condition to or in connection with a proposed business combination unless a target company requests such a purchase as a condition to a merger or acquisition. The officer and director of Montana has agreed to comply with this provision and is unaware of any circumstances under which such policy through his own initiative may be changed.


     Any  securities  issued  in any  such  reorganization  would be  issued  in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of this transaction, Montana may agree to register such securities either at the time the transaction is consummated, under certain conditions, or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market which may develop in our common stock may have a depressive effect on such market.

     As a part of Montana's investigation of possible business combination candidates, Montana's officer and director will meet personally with management and key personnel, visit and inspect material facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of Montana's limited financial resources and management expertise.

     The manner of the business combination will depend on the nature of the target business, the respective needs and desires of Montana and other parties, the management of the target business, and the relative negotiating strength of Montana.

     If we enter negotiations with a possible merger candidate at any time prior to the completion of this offering, and such a transaction becomes probable, then this offering will be suspended so that we can file an amendment which will include financial statements of the proposed target.


     We have adopted a policy that we will not pay a finder's fee to our sole officer and director for locating a merger or acquisition candidate. He does not intend to, nor may he, seek and negotiate for the payment of a finder's fee, nor will he accept ant finder's fee from the successor management after a change in management control resulting from a business combination.

Regulation

     The Investment Company Act defines an "investment company" as an issuer which is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading of securities. While we do not intend to engage in such activities, we could become subject to regulations under the Investment Company Act if we obtain or continue to hold a minority interest in a number of enterprises. Montana could be expected to incur significant registration and compliance costs if required to register under the Investment Company Act. Accordingly, management will continue to review Montana's activities from time to time with a view toward reducing the likelihood that we could be classified as an "Investment Company."

Employees

     We currently do not have any employees. The sole officer and director of Montana is engaged in business activities outside of Montana, and thus will only devote approximately 5% of his time to our business and operations.

Facilities


     Because Montana is not presently engaged in any operations, we neither own, nor lease any facilities. Our principal place of business and principal executive offices are located at 241 Morner Road Renssalaer, New York 12144, premises owned by our sole officer and director. While we generally require no office space, any space we may require will be furnished by our sole officer and director free of charge and under no formal lease agreement. This arrangement is expected to continue for the duration of this offering and will end if, and only if, we successfully complete a business combination. Montana at present owns no equipment and does not intend to own any upon completion of the offering


                                   Management

The sole officer and director of Montana, and further information concerning him, is as follows:

 Name                     Age                        Position
 -----                    ---                        --------
Leslie M. Apple            50                 President, Secretary, Treasurer,
                                              Director

Biographies

     Leslie M. Apple has been a practicing attorney in Albany, New York for approximately 25 years. Since January of 1995, Mr. Apple has been a partner in the Albany, New York law firm of Whiteman Osterman & Hanna. Prior to January 1995, Mr. Apple was President and CEO of Apple Honen Sims and Wood, P.C., a law firm he founded as Leslie M. Apple, P.C. in August, 1985.

     Mr. Apple expects to devote approximately 5% of his time to our affairs.

Executive compensation


     The payment of the director's compensation by the target company will not be a criteria in considering any merger or acquisition candidate.

Other blank check companies

     Competing searches for combination candidates among blank check affiliates may present conflicts of interest. Management intends to present each business combination candidate to the shareholders for their approval. There are currently no other blank check affiliates seeking combination candidates.

     Montana may not acquire, be acquired by or merge with any affiliated blank check companies or join with such companies in acquiring a business.

Conflicts of interest

     Our sole officer and director is not currently affiliated or associated with any blank check company. He does not currently intend to promote blank check entities other than Montana. However, he may become involved with the promotion of other blank check companies in the future. A potential conflict of interest may occur in the event of such involvement. Management intends to present each business combination candidate to the shareholders for their approval.

Remuneration


     Montana's sole officer and director has not received any cash remuneration since Montana's inception, and he is not to receive or accrue any remuneration or reimbursements of expenses from Montana upon completion of this offering. However, through his partnership interest in the law firm of Whiteman Osterman & Hanna, counsel to Montana for this offering, he may benefit from the payment by Montana for legal services rendered by Whiteman Osterman & Hanna. No other remuneration of any nature has been or will be paid to him for or on account of services rendered in his capacity as our sole officer and director.

     The legal fees to be paid to Whiteman Osterman & Hanna, counsel for the corporation, are estimated to total thirty-five thousand dollars ($35,000.00), which has not been paid prior to this offering and is contingent on Montana successfully completing a business combination. Because our sole officer and director is a partner in the law firm of Whiteman Osterman & Hanna, there is no written contingent fee agreement.


Management involvement

     Montana has conducted no business as of yet, and aside from the search for shareholders associated with Montana's formation, management has done no work with or for Montana. Management will speak to business associates and acquaintances and will search the New York Times, the Wall Street Journal and other business publications for merger or acquisition candidates. After the closing of this offering, management intends to search for, consider and negotiate with a target business.

Management control


     Management may not divest itself of ownership and control of Montana prior to the consummation of an acquisition or merger transaction. Management is not aware of any circumstances under which such policy through its own initiative, may be changed.


Prior experience in blank check offerings

     Neither Montana's promoters nor its management has engaged in any previous blank check offerings.

                 Certain relationships and related transactions

     Our sole officer and director, Leslie M. Apple, is a partner in the law firm of Whiteman Osterman & Hanna, which has acted as counsel to the issuer. As a result, Mr. Apple has a direct material interest in the issuer's transaction for legal services with Whiteman Osterman & Hanna and in the legal fees to be paid by the issuer for such legal services.

                         Statement as to indemnification

     Section  145  of  the  Delaware   General   Corporation  Law  provides  for
indemnification of the officers, directors, employees and agents of registrants by Montana.

     Our articles of incorporation provide that we shall indemnify, to the full extent permitted by Delaware law, persons whom we have the legal power to indemnify. Under the law, Montana has the power to indemnify any of our directors, officers, employees or agents who are made, or threatened to be made, a party to a proceeding by reason of the fact that he or she is or was one of our directors, officers, employees or agents against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if specified standards are met.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy as expressed in the Securities Act and is therefore, unenforceable.

                        Market for Montana's common stock

     Prior to the date of this prospectus, there has been no trading market for our common stock. Pursuant to the requirements of Rule 15g-8 of the Exchange Act, a trading market will not develop prior to or after the effectiveness of this prospectus or while the common stock under this offering is maintained in escrow. The common stock under this offering will remain in escrow until Montana enters into a business combination. There is currently one (1) holder of Montana's outstanding common stock. The current shareholder will own a minimum of 71% of the outstanding shares after this offering is completed. As a result, there is no likelihood of an active public trading market, as that term is commonly understood, developing for the shares. We cannot assure you that a trading market will develop after we complete a merger or acquisition and the shares purchased in this offering are released from escrow. To date, neither Montana nor anyone acting on its behalf has taken any affirmative steps to retain or encourage any broker dealer to act as a market maker for our common stock.

     Present management does not anticipate that any such negotiations, discussions or understandings shall take place prior to the execution of an acquisition agreement. Management expects that discussions in this area will ultimately be initiated by the party or parties that control the entity that we merge with or may acquire. Those parties may employ consultants or advisors to obtain a market maker, but present management of Montana has no intention of doing so at the present time. Our sole officer and director and controlling shareholder has not in the past used particular consultants or advisers, and Montana has no set criteria to use in its possible evaluation of any consultants or advisers.

     Whiteman Osterman & Hanna's legal fees will total an estimated thirty-five thousand dollars ($35,000), which by arrangement are contingent upon, and not payable until, the successful consummation of a business combination. Because our sole officer and director is a partner in Whiteman Osterman & Hanna, there is no written agreement of this contingent fee arrangement. This arrangement is an oral agreement only.

                             Principal stockholders

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of the date of this prospectus. It is adjusted to reflect the sale of the shares offered in this prospectus, by:

o each person who is known by Montana to own beneficially more than 5% of Montana's outstanding common stock;

o    each of Montana's officers and directors; and

o    all directors and officers of Montana as a group.

Name/Address                   Shares of                      Percent of              Percent of
Beneficial                     Common Stock                   Class Owned             Class Owned
Owner                          Beneficially Owned             Before Offering         After Offering
Leslie M. Apple                      25,000                         100%                      71%
6 Greyledge Drive
Loudonville, NY
12211

Total Officers                       25,000                         100%                      71%
and Directors
(1 Person)

Total (1 Person)                     25,000                         100%                      71%

     Mr. Apple has sole voting and investment control over the shares of common stock beneficially owned by him.


     The Securities and Exchange Commission has recently issued an interpretive letter stating that securities initially issued by a blank check company may not be freely traded unless they are registered. The SEC concluded that promoters or affiliates of blank check companies, and their transferees, would act as "underwriters" when they resell the securities of the blank check company. The letter stated that even if the resale was in technical compliance with SEC Rule 144, which provides for an exemption from registration in certain resales of securities, those securities could be resold only through a registered offering.

                            Description of securities

Common stock


     We are authorized to issue 50,000 shares of common stock, $.001 par value per share. 25,000 shares were issued and outstanding as of the date of this prospectus. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon at meetings of the stockholders.


     Stockholders of common stock have the following rights or limitations on their rights:

o They have equal ratable rights to dividends from legally available funds when and if the board of directors declares dividends of Montana;

o They are entitled to share ratably in all of the assets of Montana available for distribution to holders of common stock;

o In the event of liquidation, dissolution or winding up of the affairs of Montana, they do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions applicable to those rights; and

o They are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of stockholders.

     All shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable, and will have no personal liability attaching to the ownership of them. Our stockholders do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares voting for the election of directors can elect all of the directors of Montana if they so choose. In that event, the holders of the remaining shares will not be able to elect any of Montana's directors. At the completion of this offering, the present officer and director and sole shareholder will beneficially own at least 71% of the outstanding shares, and therefore, will be in a position to control all of the affairs of Montana.

     We arbitrarily determined the initial offering price of $4.00 per share. It bears no relationship whatsoever to Montana's assets, earnings, book value or any other objective standard of value. Among the factors we considered in determining the offering price were:


     o    Montana's lack of an operating history;

     o    The net proceeds to be raised by the offering;

     o The amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders;

     o    The relative requirements of Montana;

     o    The current market conditions in the over-the-counter market.

Future financing

     In the event the proceeds of this offering are not sufficient to fund Montana's search for a merger or acquisition candidate, we may seek additional financing. At this time, we believe that the proceeds of this offering will be sufficient and so we do not expect to issue any additional securities before we complete a business combination. However, we may issue additional securities, incur debt or secure other types of financing. We have not entered into any agreements, plans or proposals for financing through the issuance of additional securities and we have no plans to do so. We will not use the escrowed funds as collateral or security for or to pay back, any loan or debt that we incur. If we do require additional financing, there is no guarantee that such financing will be available, or if available, that it will be on terms acceptable to us.

Reports to stockholders

     We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year.

Dividends

     We were only recently organized, have no earnings, and have paid no dividends to date. Since we were formed as a blank check company with our only intended business being the search for an appropriate business combination, we do not anticipate having any earnings until a business combination is reconfirmed by the stockholders. However, we cannot assure you that after we complete a business combination, we will have earnings or issue dividends. Therefore, we do not expect to pay that cash dividends to stockholders until after a business combination is reconfirmed.

Transfer agent

     Montana will act as its own transfer agent.

                              Plan of distribution


     Montana Acquisition Corporation is offering the right to subscribe for 10,000 shares at $4.00 per share. We propose to offer the shares as a direct participation offering on an all or nothing basis, and we will pay no compensation to any person in connection with the offer and sale of the shares. Our sole officer and director, Leslie M. Apple, will distribute prospectuses related to this offering. We estimate that he will distribute no more than one hundred (100) prospectuses, primarily to friends and business associates. Although the sole officer and director is an "associated person" of Montana as that term is defined in Rule 3a4-1 under the Securities Exchange Act of 1934, he is deemed not to be a broker for the following reasons:


(1) He is not subject to a statutory disqualification as that terms is defined in Section 3(a)(39) of the Exchange Act at the time he participates in the sale of our securities;

(2) He will not be compensated for assisting in the sale of our securities with commissions or other remuneration based either directly or indirectly on transactions in securities;

(3) He is not an associated person of a broker or dealer at the time he participates in the sale of our securities; and

(4)  He will restrict his participation to the following activities:

          (a)  preparing   any  written   communication   or   delivering   such
     communication through the mail or other means that do not involve oral solicitation of a potential purchaser;

          (b) responding to inquiries of potential purchasers made in communications that they initiate; provided however, that the content of his responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; and

          (c) performing ministerial and clerical work involved in effecting any transaction.

     As of the date of this prospectus, we have not retained a broker in connection with the sale of securities in this offering. In the event we retained a broker who may be deemed an underwriter, we will file an amendment to our registration statement with the Securities and Exchange Commission.

     Neither we nor anyone acting on our behalf, including Montana's shareholder, officer, director, promoters, affiliates or associates will approach a market maker or take any steps to request or encourage a market in these securities either prior or subsequent to an acquisition of any business opportunity. Neither we nor anyone acting on our behalf has had preliminary discussions or understandings with any market maker regarding the participation of any such market maker in the future trading market for Montana's securities. We do not have any plans to engage in such discussions, and we do not intend to use consultants to obtain market makers. No member of management, promoter or anyone acting at their direction will recommend, encourage or advise investors to open brokerage accounts with any broker-dealer who is obtained to make a market in our shares subsequent to the acquisition of any business opportunity. Our investors will make their own decisions regarding whether to hold or sell their shares. We will not exercise any influence over such decisions.

Limited state registration


     Initially, our securities may be sold only in New York where we have registered as a dealer under section 359-e of the New York General Business Law. The securities will initially not be sold in any other state.


Method of subscribing


     You may subscribe by filling in and signing a subscription agreement and delivering it to us before the expiration date. The subscription price of $4.00 per share must be paid by check, bank draft or postal express money order payable in United States dollars to the order of "Capital Bank & Trust Company as Escrow Agent for Montana Acquisition Corporation." Pursuant to our Escrow Agreement, upon our receipt and acceptance of subscriptions and offering proceeds, we shall promptly deliver to the Escrow Agent such proceeds in the form of checks or money orders drawn to the order of the Escrow Agent. This offering is made as a direct participation offering on an all or nothing basis.

     Montana's sole principal and any of his affiliates or associates may purchase a portion of the shares offered in this offering. Shares purchased by Montana's officer, director and principal shareholder will be acquired for investment purposes and not with a view towards distribution.

                                 Expiration date

     This offering will expire 180 days from the date of this prospectus.

                                   Litigation

     We are not presently a party to any litigation, nor to the knowledge of management is any litigation threatened against us which may materially affect Montana.

                                 Legal opinions

     Whiteman Osterman & Hanna, One Commerce Plaza, Albany, New York 12260, our special counsel, has rendered an opinion that the shares are validly issued and non-assessable.

                                     Experts


     Our balance sheet as of December 31, 2000, and the related statements of operations, changes in stockholders' deficit and cash flows for the initial period from June 6, 2000 through December 31, 2000 have been audited by Arthur Place & Company, P.C., 1218 Central Avenue, Albany, New York 12205, independent auditors. Our balance sheet as of August 31, 2001, and the related statements of operations, changes in stockholders' deficit and cash flows for the initial period from June 6, 2000 through August 31, 2001 have been reviewed by Arthur Place & Company, P.C. They are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                               Further information

     We have filed with the Securities and Exchange Commission, a registration statement on Form SB-2 with respect to the securities offered by this prospectus. This prospectus omits certain information contained in the registration statement as permitted by the rules and regulations of the SEC. Reports and other information that we file may be inspected and copied at the public reference facilities of the SEC in Washington, D.C. Copies can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at a prescribed rate or at the Commission's web site, www.sec.gov. Statements contained in this prospectus as to the contents of any contract or other document referred to are not complete and where such contract or other document is an exhibit to the registration statement, each such statement is deemed qualified and amplified in all respects by the provisions of the exhibit.

                              Financial statements




                         MONTANA ACQUISITION CORPORATION

                          (A DEVELOPMENT STAGE COMPANY)

                            FINANCIAL STATEMENTS AND

                          INDEPENDENT AUDITORS' REPORT

                                DECEMBER 31, 2000

                                TABLE OF CONTENTS



                                                                           Page
                                                                           ----

Independent Auditors' Report.................................................27

Balance Sheet at December 31, 2000...........................................28

Statement of Changes in Stockholders' Equity (Deficit)
    for the Period June 6, 2000 (Date of Inception) Through
    December 31, 2000........................................................29

Statement of Income for the Period June 6, 2000 (Date of
 Inception) Through December 31, 2000........................................30

Statement of Cash Flows for the Period June 6, 2000
   (Date of Inception) Through December 31, 2000.............................31

Notes to Financial Statements................................................32

                          INDEPENDENT AUDITORS' REPORT



To the Stockholders of
Montana Acquisition Corporation
241 Morner Road
Rensselaer, NY  12144


     We have audited the accompanying balance sheet of Montana Acquisition Corporation (the "Company"), a development stage company, as of December 31, 2000, and the related statements of changes in stockholders' equity (deficit), income, and cash flows for the period June 6, 2000 (date of inception) through December 31, 2000. These financial statements are the responsibility of Montana's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above represent fairly, in all material respects, the financial position of Montana Acquisition Corporation as of December 31, 2000, and the result of its operations and its cash flows for the period June 6, 2000 (date of inception) through December 31, 2000, in conformity with generally accepted accounting principles.

/s/ Arthur Place & Company, P.C.

Albany, New York
March 1, 2001

                         MONTANA ACQUISITION CORPORATION

                          (A DEVELOPMENT STAGE COMPANY)

                                  BALANCE SHEET

                                DECEMBER 31, 2000

                                     ASSETS

Current Assets:
    Cash ..........................................................    $  2,518
                                                                       --------

          TOTAL ASSETS                                                 $  2,518
                                                                       ========


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

          LIABILITIES

Current Liabilities:
    Accounts Payable ..............................................    $ 33,460
                                                                       --------

        Total Liabilities                                                33,460

                         STOCKHOLDERS' EQUITY (DEFICIT)

Common Stock - Par Value $.001 per share;
    50,000 Shares Authorized; 25,000 Shares
    Issued and Outstanding ........................................          25

Additional Paid-In Capital                                                2,475

Accumulated Deficit, incurred during the
    Development Stage .............................................     (33,442)
                                                                       --------


        Total Stockholders' Equity (Deficit)                            (30,942)
                                                                       --------

       TOTAL LIABILITIES AND STOCKHOLDERS'
           EQUITY (DEFICIT)                                            $  2,518
                                                                       ========


See Accompanying Notes to Financial Statements

                         MONTANA ACQUISITION CORPORATION

                          (A DEVELOPMENT STAGE COMPANY)

             STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                 FOR THE PERIOD JUNE 6, 2000 (DATE OF INCEPTION)

                            THROUGH DECEMBER 31, 2000



                                              Additional
                                      Common    Paid-In   Accumulated   Total
                                       Stock    Capital     Deficit     Deficit
                                     --------   --------   --------    --------

Balance - June 6, 2000
         (Date of Inception)         $    -0-   $    -0-   $    -0-    $    -0-

Common Stock Issued                        25      2,475         --       2,500

Net (Loss)                                 --         --    (33,442)    (33,442)
                                     --------   --------   --------    --------

Balance December 31, 2000            $     25   $  2,475   $(33,442)   $(30,942)
                                     ========   ========   ========    ========



See Accompanying Notes to Financial Statements

                         MONTANA ACQUISITION CORPORATION

                          (A DEVELOPMENT STAGE COMPANY)

                               STATEMENT OF INCOME

                 FOR THE PERIOD JUNE 6, 2000 (DATE OF INCEPTION)

                            THROUGH DECEMBER 31, 2000





Revenue:
    Interest Income .........................................          $     18

Operating Costs:
    Organizational Expenses .................................           (32,260)
    Accounting Expense ......................................            (1,200)
                                                                       --------


      NET (LOSS)                                                       $(33,442)
                                                                       ========


      NET (LOSS) PER COMMON SHARE                                      $  (1.34)
                                                                       ========








See Accompanying Notes to Financial Statements

                         MONTANA ACQUISITION CORPORATION

                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF CASH FLOWS

                 FOR THE PERIOD JUNE 6, 2000 (DATE OF INCEPTION)

                            THROUGH DECEMBER 31, 2000




Cash Flows From Operating Activities:
    Net (Loss) .................................................       $(33,442)
    Adjustments to Reconcile Net Income to Net
        Cash Provided by (Used by) Operating
        Activities:
          Increase in Accounts Payable .........................         33,460
                                                                       --------

          Net Cash Provided By (Used By)
       Operating Activities                                                  18



Cash Flows From Financing Activities:
    Capital Contributions ......................................          2,500
                                                                       --------

                    Net Cash Provided by Financing Activities             2,500
                                                                       --------

    Net Increase in Cash .......................................          2,518
    Beginning Bank Balance .....................................            -0-
                                                                       --------

          Ending Bank Balance                                          $  2,518
                                                                       ========


Supplemental Disclosure:

         Cash is defined as cash in savings account.




See Accompanying Notes to Financial Statements

                         MONTANA ACQUISITION CORPORATION

                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1:  Summary of Significant Accounting Policies:

     Organization Information - The Company was organized for the purpose of creating a corporate vehicle to seek, investigate, and, if such investigation warrants, engaging in Business Combinations presented to it by persons or firms who or which desire to employ the Company's funds in their business or to seek the perceived advantages of a publicly-held corporation.

     The Company was incorporated on June 6, 2000. As the Company is in its development stage, operations are devoted to organizing the business and activities associated with its preparation for filing a registration statement and prospectus for its initial public offering.

     The Company has not engaged in any preliminary efforts intended to identify possible business combinations and has neither conducted registrations concerning, nor entered into a letter of intent concerning any such target business.

     The Company's initial public offering will comprise of 10,000 shares of common stock at a purchase price of $4.00 per share. The Company is filing a registration statement in order to effect a public offering for its securities.

     Use of Estimates - The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash - The Company maintains its cash balance in a national bank. The balance is insured by the Federal Deposit Insurance Corporation up to $100,000. There are no balances in excess of insured amounts at December 31, 2000.

     Weighted Average Number of Shares Outstanding - Earnings per share amount is based on the weighted average number of shares outstanding (25,000 at June 6, and December 31, 2000).

                          Interim Financial Statements



                         MONTANA ACQUISITION CORPORATION

                          (A DEVELOPMENT STAGE COMPANY)

                            FINANCIAL STATEMENTS AND

                           ACCOUNTANTS' REVIEW REPORT

                                 AUGUST 31, 2001

                                TABLE OF CONTENTS

                                                                            Page

Accountant's Review Report....................................................35

Balance Sheet at August 31, 2001..............................................36

Statement of Changes in Stockholders' Equity (Deficit)
    for the Period June 6, 2000 (Date of Inception) through
    August 31, 2001...........................................................37

Statement of Income for the Period January 1, 2001 through August
    31, 2001 and for the Period June 6, 2000 (Date of Inception)
    through August 31, 2001...................................................38

Statement of Cash Flows for the Period January 1, 2001 through
    August 31, 2001 and for the Period June 6, 2000
    (Date of Inception) through August 31, 2001...............................39

Notes to Financial Statements.................................................41

To the Stockholders of
Montana Acquisition Corporation
241 Morner Road
Rensselaer, NY  12144


     We have reviewed the accompanying balance sheet of Montana Acquisition Corporation (a development stage company) as of August 31, 2001, and the related statements of changes in stockholders' equity (deficit), income, and cash flows for the period January 1, 2001 through August 31, 2001 and for the period June 6, 2000 (date of inception) through August 31, 2001, in accordance with standards established by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Montana Acquisition Corporation.

     A review of interim financial information consists principally of applying analytical procedures to financial data, and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an examination in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

     Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles.



/s/ Arthur Place & Company, P.C.

Albany, New York
September 25, 2001

                         MONTANA ACQUISITION CORPORATION

                          (A DEVELOPMENT STAGE COMPANY)

                                  BALANCE SHEET

                                 AUGUST 31, 2001


                                     ASSETS


Current Assets:
  Cash ............................................................    $  2,530
                                                                       --------
     TOTAL ASSETS
                                                                       $  2,530
                                                                       ========


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
  Accounts Payable ................................................    $ 37,580
                                                                       --------

     Total Liabilities ............................................      37,580

STOCKHOLDERS' EQUITY (DEFICIT)

     Common Stock - Par Value $.001 per share;
     50,000 Shares Authorized; 25,000 Shares
     Issued and Outstanding .......................................          25

     Additional Paid-In Capital ...................................       2,475

     Accumulated Deficit, incurred during the
     Development Stage ............................................     (37,550)
                                                                       --------

     Total Stockholders' Equity (Deficit) .........................     (35,050)
                                                                       --------

     TOTAL LIABILITIES AND STOCKHOLDERS'
       EQUITY (DEFICIT) ...........................................    $  2,530
                                                                       ========


See Accompanying Notes to Financial Statements and Accountants' Report

                         MONTANA ACQUISITION CORPORATION

                          (A DEVELOPMENT STAGE COMPANY)

             STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                 FOR THE PERIOD JUNE 6, 2000 (DATE OF INCEPTION)

                             THROUGH AUGUST 31, 2001


                                          Additional
                                  Common   Paid-In    Accumulated     Total
                                  Stock    Capital      Deficit      Deficit
                                  -----    -------      -------      -------
Balance - June 6, 2000
  (Date of Inception)             $  -0-    $  -0-        $ -0-         $ -0-

Common Stock Issued                  25      2,475           --         2,500

Net (Loss)                           --         --      (33,442)      (33,442)
                                  -----     ------     --------      --------

Balance December 31, 2000         $  25     $2,475     $(33,442)     $(30,942)


Net (Loss)                           --         --       (4,108)       (4,108)
                                  -----     ------     --------      --------

Balance August 31, 2001           $  25     $2,475     $(37,550)     $(35,050)
                                  =====     ======     ========      ========


See Accompanying Notes to Financial Statements and Accountants' Report

                         MONTANA ACQUISITION CORPORATION

                          (A DEVELOPMENT STAGE COMPANY)

                               STATEMENT OF INCOME

           FOR THE PERIOD JANUARY 1, 2001 THROUGH AUGUST 31, 2001 AND

                 FOR THE PERIOD JUNE 6, 2000 (DATE OF INCEPTION)

                             THROUGH AUGUST 31, 2001


                                                                  June 6, 2000
                                                  Jan. 1, 2001     (Inception)
                                                       to              to
                                                 Aug. 31, 2001    Aug. 31, 2001
                                                 -------------    -------------
Revenue:
    Interest Income .............................    $    12         $     30

Operating Costs:
    Organizational Expenses .....................     (3,280)         (35,540)
    Accounting Expense ..........................       (640)          (1,840)
    Income Tax ..................................       (200)            (200)
                                                     -------         --------


      NET (LOSS) ................................    $(4,108)        $(37,550)
                                                     =======         ========

      NET (LOSS) PER COMMON SHARE ...............    $ (0.16)        $  (1.50)
                                                     =======         ========

See Accompanying Notes to Financial Statements and Accountants' Report

                         MONTANA ACQUISITION CORPORATION

                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF CASH FLOWS

           FOR THE PERIOD JANUARY 1, 2001 THROUGH AUGUST 31, 2001 AND

                 FOR THE PERIOD JUNE 6, 2000 (DATE OF INCEPTION)

                             THROUGH AUGUST 31, 2001


                                                                  June 6, 2000
                                                  Jan. 1, 2001     (Inception)
                                                       to              to
                                                 Aug. 31, 2001    Aug. 31, 2001
                                                 -------------    -------------

Cash Flows From Operating Activities:
    Net (Loss) .....................................  $(4,108)       $(37,550)
    Adjustments to Reconcile Net Income to Net
        Cash Provided by (Used by) Operating
        Activities:
          Increase in Accounts Payable .............    4,120          37,580
                                                      -------        --------
          Net Cash Provided By (Used By)
            Operating Activities ...................       12              30

Cash Flows From Financing Activities:
    Capital Contributions ..........................      -0-           2,500
                                                      -------        --------
       Net Cash Provided by Financing Activities ...      -0-           2,500
                                                      -------        --------
    Net Increase in Cash ...........................       12           2,530
    Beginning Bank Balance .........................    2,518             -0-
                                                      -------        --------
          Ending Bank Balance ......................  $ 2,530        $  2,530
                                                      =======        ========

See Accompanying Notes to Financial Statements and Accountants' Report

Supplemental Disclosure:

Cash is defined as cash in savings account.


See Accompanying Notes to Financial Statements and Accountants' Report

                         MONTANA ACQUISITION CORPORATION

                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1:  Summary of Significant Accounting Policies:

     Organization Information - Montana Acquisition Corporation (the Company) was organized for the purpose of creating a corporate vehicle to seek, investigate, and, if such investigation warrants, engaging in Business Combinations presented to it by persons or firms who or which desire to employ the Company's funds in their business or to seek the perceived advantages of a publicly-held corporation.

     The Company was incorporated on June 6, 2000. As the Company is in its development stage, operations are devoted to organizing the business and activities associated with its preparation for filing a registration statement and prospectus for its initial public offering.

     The Company has not engaged in any preliminary efforts intended to identify possible business combinations and has neither conducted registrations concerning, nor entered into a letter of intent concerning any such target business.

     The Company's initial public offering will comprise of 10,000 shares of common stock at a purchase price of $1.00 per share. The Company is filing a registration statement in order to effect a public offering for its securities.

     Use of Estimates - The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash - The Company maintains its cash balance in a national bank. The balance is insured by the Federal Deposit Insurance Corporation up to $100,000. There are no balances in excess of insured amounts at August 31, 2001.

     Weighted Average Number of Shares Outstanding - Earnings per share amount is based on the weighted average number of shares outstanding (25,000 at June 6, December 31, 2001, and August 31, 2001).

                     Information not required in prospectus


Item 24. Indemnification of directors and officers

     The Delaware General Corporation Law, as amended, provides for the indemnification of Montana's officers, directors and corporate employees and agents under certain circumstances as follows:

     INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE. --
(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe the person's conduct was unlawful.

     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such court shall deem proper.

     (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

     (f) The indemnification and advancement expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) or absorbed in a consolidation of merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation as if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

     Article 7 of the company's By-laws provides for the indemnification of the company's officers, directors, and corporate employees and agents under certain circumstances as follows:

                  The  corporation  shall,  to the fullest  extent  permitted by
                  Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Item 25. Expenses of issuance and distribution

     The expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

                  Escrow Fee                                  $  1,000.00
                  Securities and Exchange
                  Commission Registration Fee                 $     10.56
                  Legal Fees                                  $ 35,000.00
                  Accounting Fees                             $  1,840.00
                  Printing and Engraving                      $    100.00
                  Blue Sky Qualification
                  Fees and Expenses                           $    350.00
                  Miscellaneous                               $  1,000.00
                  Transfer Agent Fee                          $         0

                  TOTAL                                       $ 39,300.56


Item 26. Recent sales of unregistered securities.

     During the past year, the registrant has sold securities in the manner set forth below without registration under the Securities Act of 1937. On or about June 30, 2000, Montana raised $2,500.00 through the sale of 25,000 shares of common stock at a price of $.01 per share as follows:

Name and Address of        Shares of            Date                  Amount
  Beneficial Owner        Common Stock        Purchased                Paid

Leslie M. Apple             25,000          June 30, 2000             $2,500
6 Greyledge Drive
Loudonville, New York 12211


     The shares listed above were issued to Montana's founder, an accredited, sophisticated investor, in connection with Montana's organization. This transaction was not registered under the Securities Act in reliance on the exemption from registration in Section 4(2) of the Act, as a transaction not involving any public offering. There was no general solicitation or advertising in connection with the sale of the shares. The purchaser represented that he was sophisticated, and intended to purchase the shares for investment and not with a view to or for sale in connection with any distribution. The purchaser had adequate access to information about us such that he was able to evaluate the risk of the investment.

Item 27.  Exhibits.


3.1      Certificate of Incorporation.*

3.2      By-Laws.*

4.1      Specimen Certificate of Common Stock.*

4.6      Form of Escrow Agreement.*

4.7      Form of Subscription Agreement.*

5.0      Opinion of Counsel.

24.0     Accountant's Consent to Use Opinion.

24.1     Counsel's Consent to Use Opinion.


*    Previously   filed  as  Exhibits  to  Montana   Acquisition   Corporation's
     registration statement (No. 333-46174) on Form SB-2.


Item 28. Undertakings.

     The registrant undertakes:

     (1) To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of managing underwriter;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) To deposit into the Escrow Account at the closing, certificates in such denominations and registered in such names as required by the company to permit prompt delivery to each purchaser upon release of such securities from the Escrow Account in accordance with Rule 419 of Regulation C under the Securities Act. Pursuant to Rule 419, these certificates shall be deposited into an escrow account, not to be released until a business combination is consummated.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   Signatures


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Albany, State of New York, on July 10, 2001.


(Registrant): Montana Acquisition Corporation

BY: /s/ Leslie M. Apple
    ------------------------
Leslie M. Apple, President

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


Leslie M. Apple, as principal executive, financial
  and accounting officer                                        October 25, 2001